Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in

•The Registration Statement (Form S-4 No. 333-258177) pertaining to shares of Ventas, Inc. common stock issued in connection with the merger with New Senior Investment Group, Inc.;
•The Registration Statement (Form S-3 No. 333-253415) pertaining to the common stock of Ventas, Inc.;
•The Registration Statement (Form S-4 No. 333-198789) pertaining to shares of Ventas, Inc. common stock issued in connection with the merger with American Realty Capital Healthcare Trust, Inc.;
•The Registration Statement (Form S-3 No. 333-234369) pertaining to the common stock of Ventas, Inc.;
•The Registration Statement (Form S-8 No. 333-183121) pertaining to the Ventas, Inc. 2012 Incentive Plan;
•The Registration Statement (Form S-8 No. 333-173434) pertaining to the Nationwide Health Properties, Inc. 2005 Performance Incentive Plan, as Amended;
•The Registration Statement (Form S-8 No. 333-136175) pertaining to the Ventas, Inc. 2006 Incentive Plan and Ventas, Inc. 2006 Stock Plan for Directors;
•The Registration Statement (Form S-8 No. 333-126639) pertaining to the Ventas Employee and Director Stock Purchase Plan;
•The Registration Statement (Form S-8 No. 333-118944) pertaining to the Ventas Executive Deferred Stock Compensation Plan and Ventas Nonemployee Director Deferred Stock Compensation Plan;
•The Registration Statement (Form S-8 No. 333-61552) pertaining to the Ventas, Inc. Common Stock Purchase Plan for Directors,

and in the related Prospectuses of Ventas, Inc. of our reports dated February 18, 2022, with respect to the consolidated financial statements, and the related notes, and financial statement schedules III and IV of Ventas, Inc. and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

Chicago, Illinois
February 18, 2022